                                                                 Exhibit 3.1(b)



                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2976299
                                                              ------------------

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,         Timothy L. Vaill                     , *President / *Vice President,
    ---------------------------------------------
and         Ana E. Steele                           , *Clerk / *Assistant Clerk,
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of          Boston Private Bancorp, Inc.                                       ,
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                           (Exact name of corporation)
located at  10 Post Office Square, Boston, MA 02109                            ,
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                  One and Three
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          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 22, 1998, by vote of:

7,557,859 shares of   Common Stock         of 10,682,900 shares outstanding,
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                         (type, class & series, if any)
voted in favor of amending Article One

7,464,302 shares of   Common Stock         of 10,682,900 shares outstanding, and
---------           ----------------------    ----------
                         (type, class & series, if any)
voted in favor of amending Article Three

          shares of                        of            shares outstanding,
---------           ----------------------    ----------
                         (type, class & series, if any)

(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the name of the Company from Boston Private Bancorp, Inc. to Boston Private Financial Holdings, Inc.

* Delete the inapplicable words.
** Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper leaving a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

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   WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
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TYPE         NUMBER OF SHARES         TYPE        NUMBER OF SHARES     PAR VALUE
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Common                               Common:         18,000,000          $1.00
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Preferred                           Preferred:        2,000,000          $1.00
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Change the total authorized to:

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   WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
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TYPE         NUMBER OF SHARES         TYPE        NUMBER OF SHARES     PAR VALUE
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Common                               Common:         30,000,000          $1.00
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Preferred                           Preferred:        2,000,000          $1.00
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The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 22 day of April, 1998
                                            --        -----  ----

/s/ Timothy L. Vaill  Timothy L. Vaill      , *President
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/s/ Ana E. Steele  Ana E. Steele                , *Clerk
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* Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72)

                     =======================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $12,100 having been paid, said articles are deemed to have been filed with me this 22nd day of April 1998.

Effective date: ________________________________________________________________


                           /s/ William Francis Galvin


                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth

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                               A TRUE COPY ATTEST

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                          -----------------------------


                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:

                          Catherine S. Konovaliv
                          Goodwin, Procter & Hoar LLP
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                          Exchange Place
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                          Boston, MA 02109
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